UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2018

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	000-30262	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 810

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On May 1, 2018, Know Labs, Inc. – a Nevada corporation incorporated on April 3, 2018, and our wholly-owned subsidiary – merged with and into us, Visualant Incorporated (the “Company”) pursuant to an Agreement and Plan of Merger dated May 1, 2018.  In connection with the merger, our Articles of Incorporation were effectively amended to change our name to “Know Labs, Inc.” by and through the filing of Articles of Merger which are filed herewith as Exhibit 3.1.  This parent-subsidiary merger was approved by us, the parent, in accordance with Nevada Revised Statutes Section 92A.180.  Stockholder approval was not required.  This amendment was filed with the Nevada Secretary of State and became effective on May 1, 2018.

Item 8.01 Other Events

Corporate Name Change and Symbol Change

In addition to the Company’s approval of the parent-subsidiary merger and the concurrent corporate name change, on May 1, 2018, the Company filed a corporate action with FINRA to effectively change the Company’s OTC trading symbol (the “Symbol Change”) and change the Company’s name to “Know Labs, Inc.” The Company’s Board of Directors approved the Symbol Change on April 10, 2018, and in accordance with the Nevada Revised Statutes, no shareholder approval was required. The Symbol Change would change the Company’s current symbol from “VSUL” to “KNWN,” or, if unavailable, either “KNLB” or “KLBS,” pending FINRA’s confirmation.

Press Release

On May 2, 2018, the Company issued a press release announcing the corporate name and symbol change. The press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

3.1	Articles of Merger

99.1	Press Release dated May 2, 2018 regarding corporate name and symbol change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISUALANT, INCORPORATED

By:	/s/ Ronald P. Erickson
Ronald P. Erickson Chairman of the Board of Directors

May 3, 2018